AMENDMENT, MODIFICATION AND SETTLEMENT AGREEMENT

           This Amendment, Modification and Settlement Agreement dated July __, 1996 (the "Amendment Agreement") by and between (i) Houbigant, Inc. ("Houbigant" or "Grantor"), a Delaware corporation, duly incorporated and having an office c/o M.J. Sherman & Associates, Inc., 333 East 68th Street, New York, New York 10021, and herein represented by Michael J. Sherman, an Executive Vice President-Special Projects of Houbigant, duly authorized for the purposes of these presents as he so declares, (ii) Dana Perfumes Corp., a Delaware corporation (f/k/a New Dana Acquisition Corp.), as the successor-in-interest, by operation of law, of Parfums Parquet, Inc., a Delaware corporation, a successor-in-interest to New Fragrance License Corp., pursuant to a Plan and Agreement of Merger, dated as of March 25, 1996 ("PPI"), having a principal place of business c/o Dana Perfumes, 635 Madison Avenue, New York, New York 10022, and (iii) Houbigant (1995) Ltee ("Limitee"), a Canadian corporation, duly incorporated, and successor-in-interest to 3088766 Canada Ltd., having a principal place of business at 1597 Rue Cunard Laval, (Quebec) H7S 2B4 Canada, and each herein represented by Albert DeChellis, a Group Vice President, Fragrance of PPI and a Vice President of Limitee, duly authorized for the purposes of these presents as he so declares:

           WHEREAS, Grantor is the owner of numerous and various letters patent, trade marks, trade names, registrations and/or applications therefor as well as all rights therein and all technical knowledge with respect thereto as further set forth in this Amendment Agreement, and is currently engaged in the business of licensing such rights to third parties to manufacture, market, distribute and sell products derived from Grantor's proprietary interests; and

           WHEREAS, on November 18, 1993, Grantor and several affiliated domestic corporations filed petitions for reorganization under chapter 11 of the Bankruptcy Code with the

Clerk of the Bankruptcy Court, Southern District of New York (the "Bankruptcy Court") which proceedings (the "Chapter 11 Case") remain pending as of the date hereof; and

           WHEREAS, pursuant to that certain License Agreement dated May, 1994, as amended (the "Initial Agreement") heretofore approved by order of the Bankruptcy Court dated June 2, 1994, Grantor, subject to the terms and provisions of the Initial Agreement granted PPI a license of such letters patent, trade marks, trade names and/or applications therefor and the technical knowledge with respect thereto owned and controlled by Grantor (the "Initial License") to enable PPI to manufacture and sell certain perfumes and fragrance products of Grantor's "Parfums Parquet" division primarily in the Western Hemisphere (excluding Canada) (the "Initial Territory"); and

           WHEREAS, pursuant to that certain License Agreement dated August 10, 1994, as amended (the "Worldwide Agreement") heretofore approved by order of the Bankruptcy Court dated September 21, 1994, Grantor, subject to the terms and provisions of the Worldwide Agreement, granted PPI a license of such letters patent, trade marks, trade names and/or applications therefor and the technical knowledge with respect thereto owned and controlled by Grantor (the "Worldwide License") to enable PPI to manufacture and sell certain perfumes and fragrance products of Grantor's "Parfums Parquet" division throughout the world, excluding the Initial Territory and Canada (the "Worldwide Territory"); and

           WHEREAS, pursuant to that certain License Agreement dated April 1, 1993, as amended (the "Old Canadian Agreement") entered into prior to the commencement of the Chapter 11 Case, Grantor, subject to the terms and provisions of the Old Canadian Agreement, granted ACB Mercantile, Inc. ("ACB") a license of such letters patent, trade marks, trade names and/or applications therefor and the technical knowledge with respect thereto owned and controlled by

Grantor (the "Old Canada License") to enable ACB to manufacture and sell certain perfumes and fragrance products of Grantor's "Parfums Parquet" division throughout Canada, which Old Canadian Agreement was sold and assigned by ACB to Limitee, as assignee and successor licensee, on or about December 12, 1994; and

           WHEREAS, the parties hereto desire to amend and modify certain terms and provisions of the Initial Agreement and the Worldwide Agreement, to execute and implement a license agreement for the manufacture and sale of certain perfumes and fragrance products of Grantor's "Parfums Parquet" throughout Canada consistent and in conformity with the form and substance of the Initial Agreement, as amended, and Worldwide Agreement, as amended, and in lieu of and in substitution for the Old Canadian Agreement, and to resolve and settle various disputes which have arisen in connection with the past operation of the Initial License, Worldwide License and Old Canada License;

           NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth in this Amendment Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEFINITIONS

           For purposes of this Amendment Agreement,

(a) "Banks" means, collectively, The Chase Manhattan Bank, formerly known as Chemical Bank, as successor-in-interest to Chemical Bank New Jersey, N.A., individually and as Collateral Agent for Itself and Fleet Bank, national association as successor-in-interest to NatWest Bank, N.A. (f/k/a National Westminster Bank USA) and any of their successors or assigns;

(b) "Canadian Agreement" means that certain License Agreement dated ________, 1996, as may be amended, a copy of which is annexed hereto, incorporated herein and marked as Exhibit "A" hereof;

(c) "Canadian Court" means the Superior Court of Canada, Province of Quebec, District of Montreal;

(d) "Canadian License" means the license proposed to be granted hereby by Grantor to Licensee pursuant to the Canadian Agreement to use certain letters patent, trade marks, trade names and/or applications therefor and the technical knowledge with respect thereto owned and controlled by Grantor as set forth in the Canadian Agreement to enable Licensee to manufacture and sell certain perfumes and fragrance products of Grantor's "Parfums Parquet" division throughout Canada;

(e) "District Court" means the United States District Court for the Southern District of New York;

(f)        "Effective Date" means the date on and by which

           (i) the Bankruptcy Court shall have entered an order approving and authorizing the execution and implementation of (A) this Amendment Agreement, including the Canadian Agreement, and (B) the Settlement Agreement, including the dismissal and discontinuance, with prejudice, of the litigation pending before it as described in the Settlement Agreement,

           (ii) the District Court shall have entered an order approving and authorizing the execution and implementation of the Settlement Agreement,

           (iii) the Canadian Court shall have entered an order dismissing or discontinuing, with prejudice, the litigation pending before it as described in the Settlement Agreement, and

           (iv)       the   Bankruptcy   Court  shall  have   entered  an  order
                      confirming the Plan, the effect of all of which orders shall not have been stayed.

(g) "License Agreements" means, collectively, the Initial Agreement, the Worldwide Agreement and the Canadian Agreement.

(h) "Minimum Royalty Adjustment Agreement" means that certain letter agreement providing for the aggregating of the minimum royalties contemplated to be paid under the respective License Agreements, a copy of which is annexed hereto, incorporated herein and marked as Exhibit "B" hereof.

(i) "Products" means the perfumes and fragrance products and related promotional products as defined in each of the License Agreements as applicable to each.

(j) "Settlement Agreement" means that certain "Stipulation of Settlement" by and among Houbigant, et al. for the resolution of those three (3) litigations currently pending between such parties in the Bankruptcy Court, the District Court, and the Canadian Court.

2.  GRANT OF CANADIAN LICENSE

(a) Upon the Effective Date, Grantor shall be deemed to have granted to Limitee the Canadian License to (x) manufacture in Canada the Products (as defined in the Canadian Agreement) covered by the Trade Marks (as defined in the Canadian Agreement); (y) distribute, use and sell throughout Canada the Products covered by the Trade Marks so manufactured; and (z) use the Trade Marks in conjunction with and as they relate to the Products in all advertising and letterheads and collateral promotional material throughout Canada, all as more fully set forth, and subject to the terms and provisions contained, in the Canadian Agreement. (b) Upon the Effective Date, the Canadian Agreement shall be deemed effective as at December 12, 1994, nunc pro tunc, and the Old Canadian Agreement shall be deemed to have been terminated and of no subsequent or further force and effect as of that date. (c) Notwithstanding subparagraph "(b)" hereinabove, Houbigant shall have the right to audit the books and records of PPI with respect to all sales of Products covered by the Trademarks occurring on and after December 12, 1994, and any and all requests or demands previously issued pursuant to the Old Canadian Agreement by Houbigant to PPI with respect to royalty reporting, audit rights and/or royalty payments shall be deemed to have survived the aforesaid termination of the Old Canadian Agreement and have been made pursuant to the Canadian Agreement. 3. "WHITE CHANTILLY" FLANKER
           (a) Effective as of , 1995, Grantor hereby consents to the development, marketing, distribution and sale throughout the world by Licensee of a new line of Products under the name "White Chantilly", subject to and consistent with the terms and provisions set forth in that certain agreement entitled "Amendment No. 1 to License Agreements", a copy of which is annexed hereto, incorporated herein and marked as Exhibit "C" hereof (the "White Chantilly Agreement").

(b) The White Chantilly Agreement is hereby amended solely and for the limited purpose of clarifying and confirming that all references therein to the "Canadian License Agreement" (as defined therein) shall mean the Canadian Agreement as defined herein and annexed to this Amendment Agreement.

4.  FLANKERS

(a) In the event that Licensee shall seek to develop, market, distribute and sell any and all other new lines of Products derivative of or from the Products and the Trade Marks (i.e., a "Flanker"), such "Flanker" introduction shall be and remain subject to the prior written consent of Grantor thereto.

(b) Notwithstanding paragraph "7" of, and the formulae contained in each of, the License Agreements for royalty payments, Houbigant agrees that as to any pre-approved "flanker" Net Sales (as defined in the License Agreements) (other than with respect to Net Sales of White Chantilly which Net Sales shall be governed by Amendent No. 1 to License Agreements), Licensee shall be obligated to pay to Grantor a royalty amounting to fifty (50%) percent of the royalty rate that would otherwise be applicable to the sales of such "flanker" Product during any first two (2) years following the introduction of the subject "flanker" Product and seventy-five (75%) percent of the royalty rate that would otherwise be applicable to the sales of such "flanker" Product during the immediately ensuing two (2) years; thereafter, any and all sales of such "flanker" Product shall be at the full, unadjusted royalty rate as set forth in the relevant License Agreement, provided, however, that the foregoing shall not affect, modify or amend Licensee's minimum royalty payment obligations required in each of the License Agreements, subject, however, to paragraph "5" hereinbelow.

5.  MINIMUM ROYALTIES

           Notwithstanding the minimum royalty payment amounts established in each of the License Agreements, Grantor agrees that same shall be deemed amended pursuant to and to the extent set forth in the Minimum Royalty Adjustment Agreement.
6. CROSS-BORDER SHIPMENTS

(a) Notwithstanding any terms or provisions to the contrary and any prohibitions contained in the License Agreements, Grantor hereby agrees that Licensee, in furtherance of and in otherwise full compliance with the terms and provisions of the License Agreements, shall be permitted to manufacture and distribute, or cause to be manufactured and distributed, Products intra-Territory (as the term "Territory" is defined in each of the License Agreements), but only to and between a licensee under the License Agreements.

7.  USE OF THE NAME OF "HOUBIGANT"

           Grantor hereby grants to Licensee, and any sub-licensee thereof appointed in accordance with the License Agreements, during the term of the applicable License Agreement and any renewals thereof, the non-exclusive right to use and exhibit the name "Houbigant" as a trade mark or trade name in connection with (i) the sale, packaging, distribution, advertising, marketing or promotion of any of the Products throughout the world and (ii) the activities, programs and efforts of Licensee, in connection with the foregoing.

8.         RENEWALS

           Paragraph "4", subparagraph "(2)" of each of the License Agreements is hereby supplemented and amended to provide that upon the exercise of the first, singular renewal of all of the License Agreements on or before June 1, 1997 and, assuming the aforesaid first, singular renewal being exercised on or before June 1, 1997, a second (or more) further, additional renewal(s) on or before December 31, 1999, paragraph "9", subparagraph "(1)" of each of the License Agreements shall be deemed modified and amended for any and all Contract Years (as defined in the License Agreements) following the year in which the Banks' indebtedness, evidenced by the four (4) promissory notes to be issued by Houbigant to the Banks, pursuant to Houbigant's plan of reorganization, has been paid in full (including the non-stock portion of that certain "PIK Note" to be issued to the Banks by Houbigant) to the extent that the three (3) royalty rates set forth therein shall be adjusted, respectively, as follows: seven (7%) percent shall be reduced to six (6%) percent; six (6%) percent shall be reduced to five and a quarter (5.25%) percent and five (5%) percent shall be reduced to four and a quarter (4.25%) percent.

9.         FURTHER AMENDMENTS TO LICENSE AGREEMENTS

(a) Section 35 of the Initial Agreement should be amended by the addition after the second sentence of the following sentence: "Notwithstanding the foregoing, the Licensee may transfer all of its rights and obligations under this Agreement to any other corporation within its Affiliated Group (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended)."

(b) Section 35 of each of the Worldwide and Canadian Agreements shall, upon the occurrence of the Effective Date, be deemed amended by the deletion of the third sentence and the substitution of the following sentences: "Notwithstanding the foregoing, the Licensee may transfer all of its rights and obligations under this Agreement to any other corporation within its Affiliated Group (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended). Moreover, Licensee shall not be entitled to, and hereby agrees that it shall not sell, transfer or dispose or cause the sale, transfer and disposition of the ownership and control (other than as may result from an initial public offering) of Licensee for a period of two (2) years following the Effective Date of the Initial Agreement, provided, however, that any such dispositions to the extent they do not include the sale or transfer of this Agreement or the rights thereunder shall not be limited hereby."

10.        MISCELLANEOUS

(a) PPI shall pay, or cause to be paid, to Houbigant the sum of $2,747,000, without interest, on or before the later of five (5) business days following actual receipt by PPI of written notice of the occurrence of the Effective Date or May 31, 1996.

(b) Upon the receipt by Houbigant of the aforesaid payment, all amounts allegedly due from PPI to Houbigant and from Houbigant to PPI as and to the extent identified and set forth in that certain schedule, a copy of which is annexed hereto, incorporated herein and marked as Exhibit "D" hereof shall be deemed resolved, compromised and settled, subject only to the terms and provisions of this Amendment Agreement.

(c) Grantor agrees that any and all Products inventory, if any, currently situated, in Canada, as is, where is, shall be deemed the property of PPI, provided, however, that any Net Sales produced by the distribution and sale thereof by PPI, shall be subject to the terms and provisions of the License Agreements.

(d) (1) Houbigant hereby agrees that PPI has been and shall be permitted to exercise an offset against royalty payments due to Houbigant in the amount of $120,000 relative and applicable to the third (3rd) quarter of 1995 and has been and shall be permitted to exercise an offset against royalty payments due to Houbigant in the amount of $120,000 relative and applicable to the fourth (4th) quarter of 1995 in connection with alleged brand and trade mark preservation and maintenance and out-of-pocket defense costs.

           (2) PPI hereby agrees and acknowledges that it has not taken any other offsets or charges, nor shall PPI take any additional offsets or charges in connection with the litigations and claims being settled hereunder and under the Settlement Agreement and shall provide Houbigant with all royalty reports required to date through the quarter ended immediately prior to the Effective Date hereof.

(e) PPI hereby agrees to release and waive any and all claims it had or has against Houbigant in accordance with and to the extent contained and set forth in that certain "Release", a copy of which is annexed hereto, incorporated herein, and marked as Exhibit "E" hereof.

(f) Houbigant hereby agrees to release PPI and Limitee, as successor to ACB under the Old Canadian License, from any and all claims it had or has under, arising from or related to the operation, implementation and enforcement of the Old Canadian License prior to December 12, 1994.

(g) Nothing contained herein shall be deemed to affect the right to PPI to fully implement and effectuate that certain settlement agreement heretofore entered in the District Court with respect to diversions of Product.

11.        EXISTING LICENSE AGREEMENTS

           Except to the extent and as set forth in this Amendment Agreement, in all other respects the License Agreements are and shall be deemed and remain in full force and effect in accordance with their terms and provisions.

12.        NOTICES

           Any notices or other communications required or permitted hereunder shall be sufficiently given if in English and delivered personally or sent by telecopy, Federal Express (or similar courier service), registered or certified mail, postage prepaid, addressed as follows to the following addresses:

                                       To Houbigant:
                                       Houbigant, Inc.
                                       c/o Michael J. Sherman
                                       333 East 68th Street, Suite 13A
                                       New York, New York 10021

                  with copies to:

                                       Kaye, Scholer, Fierman, Hays
                                        & Handler, LLP
                                       425 Park Avenue
                                       New York, New York 10022-3598
                                       Attn: Mitchel H. Perkiel, Esq.

                  to PPI and Limitee:

                                       c/o Renaissance Cosmetics
                                       635 Madison Avenue, 5th Floor
                                       New York, New York 10022
                                       Attn: John Jackson, Esq.

                  with copies to:

                                       Parker Chapin Flattau & Klimpl LLP
                                       1211 Avenue of the Americas
                                       New York, New York 10036
                                       Attn: Edward R. Mandell, Esq.

                  to the Banks:

                                       The Chase Manhattam Bank
                                       270 Park Avenue
                                       New York, New York  10017
                                       Attn:  Billie J. Prue
                  with copies to:

                                        Stroock & Stroock & Lavan
                                        Seven Hanover Square
                                        New York, New York 10004
                                        Attn: Lisa G. Beckerman, Esq.

Such notices or other communication shall be deemed received (a) on the date delivered if delivered personally or by telecopy or (b) three (3) business days after being sent if sent by registered or certified mail.

13.        SUCCESSORS AND ASSIGNS

           This Amendment Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

14.        ENTIRE AGREEMENT: ATTACHMENTS

(a) This Amendment Agreement and all exhibits annexed hereto, as well as any agreements to be delivered by the parties pursuant hereto, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, except as to the License Agreements which are integral parts hereto, and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

(b) The Exhibits attached hereto are hereby incorporated as integral parts, as well, of this Amendment Agreement.

15.        EXPENSES

           Except as otherwise expressly provided herein Houbigant and the Licensee shall each pay their own expenses in connection with this Amendment Agreement.

16.        GOVERNING LAW

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.        SECTION HEADINGS

           The section headings are for the convenience of the parties hereto and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

18.        SEVERABILITY

           The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Amendment Agreement.

19.        COUNTERPARTS

           This Amendment Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same document.




           IN WITNESS WHEREOF, this Amendment Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                      HOUBIGANT, INC., ET AL.


                                      By: /s/ Michael J. Sherman
                                         --------------------------
                                         Michael J. Sherman
                                         Chief Executive Officer

                                      DANA PERFUMES CORP.,
                                      for itself and as successor to
                                      New Dana Acquisition Corp.
                                      and Parfums Parquet, Inc.,
                                      for itself and as successor to
                                      New Fragrance License Corp.


                                      By: /s/ John R. Jackson
                                         ---------------------------
                                         John R. Jackson


                                         HOUBIGANT (1995) LIMITEE


                                      By: /s/ John R. Jackson
                                         ---------------------------
                                         John R. Jackson







THE FOREGOING IS HEREBY
AGREED AND CONSENTED TO:

THE   CHASE   MANHATTAN   BANK,    formerly   known   as   Chemical   Bank,   as
successor-in-interest to Chemical Bank of New Jersey, N.A., individually and as Collateral Agent for Itself and Fleet Bank, national association


By: /s/ Billie J. Prue
    ------------------
    Billie J. Prue
    Vice President

Fleet Bank, national association as
successor-in-interest to NatWest Bank, N.A.
(f/k/a National Westminster Bank USA)

By: /s/ Charles Greer
   ---------------------
   Charles Greer
   Vice President